     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2004

                                                 REGISTRATION NO. 333-
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              GOLDEN TELECOM, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                               4812                              51-0391303
  (State or Other Jurisdiction of            (Primary Industrial                    (I.R.S. Employer
   Incorporation of Organization)        Classification Code Number)              Identification Nos.)

                REPRESENTATION OFFICE GOLDEN TELESERVICES, INC.
                            1 KOZHEVNICHESKY PROEZD
                             MOSCOW, RUSSIA 115114
                    (Address of principal executive offices)

                              (011-7) 501-797-9300
                        (Registrant's telephone number)

                                   JULIA MARX
                              GOLDEN TELECOM, INC.
                      4400 MACARTHUR BOULEVARD, SUITE 200
                             WASHINGTON, D.C. 20007
                                 (202) 332-5997
           (Name, address, and telephone number of agent for service)

                                   COPIES TO:

       WILLIAM GREASON, ESQ.               JEFFREY A. RIDDELL, ESQ.               RICHARD A. ELY, ESQ.
         CHADBOURNE & PARKE                 REPRESENTATION OFFICE                SKADDEN, ARPS, SLATE,
REGIS HOUSE, 45 KING WILLIAM STREET       GOLDEN TELESERVICES, INC.                  MEAGHER & FLOM
      LONDON EC4R 9AN, ENGLAND             1 KOZHEVNICHESKY PROEZD                      (UK) LLP
       (011-44) 207-337-8000                MOSCOW, RUSSIA 115114                    40 BANK STREET
                                             (011-7) 501-797-9315                     CANARY WHARF
                                                                                LONDON E14 5DS, ENGLAND
                                                                                 (011-44) 207-519-7171

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                             ---------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO BE           OFFERING            AGGREGATE           REGISTRATION
         SECURITIES TO BE REGISTERED               REGISTERED       PRICE PER UNIT(1)    OFFERING PRICE(1)           FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock Par Value $0.01 per share.......      3,839,823              $33.06            $126,944,548           $16,084
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of the common stock of Golden Telecom, Inc. reported on the Nasdaq National Market on March 17, 2004.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SOLICIT AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH   , 2004

PROSPECTUS

                             (GOLDEN TELECOM LOGO)

                             ---------------------

                        3,839,823 SHARES OF COMMON STOCK
                             ---------------------
     The European Bank for Reconstruction and Development (the "EBRD"), Capital International Global Emerging Markets Private Equity Fund L.P. ("Capital"), First NIS Regional Fund SICAV ("First NIS"), Cavendish Nominees Limited ("Cavendish" which together with First NIS is called "Barings"), collectively, the Selling Stockholders, are offering 3,839,823 shares of common stock of Golden Telecom, Inc. The Selling Stockholders own or control approximately 21.38% of our outstanding shares of common stock. Following the completion of the offering, the Selling Stockholders will own or control approximately 10.68% of our outstanding shares of common stock. We will not receive any of the proceeds of the offering. This offering is part of a global offering including an offering to institutional investors outside the United States. Our shares of common stock currently trade on the Nasdaq National Market under the symbol "GLDN". The last reported sale price of our shares of common stock on the Nasdaq National Market on March 22, 2004 was $33.10 per share.

     The offering price of the shares of common stock has been determined by negotiation between UBS Limited, the underwriter for this offering, and the Selling Stockholders taking into account the prevailing market price for our shares. See "Plan of Distribution".

                                                                       UNDERWRITING   NET PROCEEDS TO THE
                                                 PRICE TO THE PUBLIC    COMMISSION    SELLING STOCKHOLDERS
                                                 -------------------   ------------   --------------------
Per share of common stock......................        $                 $                  $
Total..........................................        $                 $                  $

     We will be responsible for paying the registration fee, most of the offering expenses and our applicable attorney's and accountant's fees relating to the offer and sale of shares. The Selling Stockholders will be responsible for paying all selling commissions and a portion of the underwriter's expenses.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION COMMENCING ON PAGE 5 AND UNDER "FACTORS THAT MAY ADVERSELY AFFECT FUTURE RESULTS" IN OUR 2003 ANNUAL REPORT ON FORM 10-K, WHICH IS INCORPORATED HEREIN BY REFERENCE.

     IN THIS PROSPECTUS "GOLDEN TELECOM", THE "COMPANY", "WE", "US" AND "OUR" REFER TO GOLDEN TELECOM, INC. AND ITS CONSOLIDATED SUBSIDIARIES, UNLESS THE CONTEXT OTHERWISE REQUIRES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              UBS INVESTMENT BANK
The date of this prospectus is March   , 2004

     YOU MAY RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS OR ANY SUPPLEMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF THE SHARES OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THESE SHARES OF COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE IN FRONT OF THOSE DOCUMENTS.

                               TABLE OF CONTENTS

Incorporation by Reference..................................     1
Where You Can Find More Information.........................     1
Business Overview...........................................     2
The Offering................................................     3
Risk Factors................................................     5
Forward-Looking Statement...................................     5
Dividend Policy.............................................     6
Use of Proceeds.............................................     6
Selling Stockholders........................................     7
Description of Capital Stock................................     7
Plan of Distribution........................................     8
Legal Matters...............................................    11
Experts.....................................................    11

                           INCORPORATION BY REFERENCE

     The Securities and Exchange Commission ("SEC") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any further filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities are sold or until we terminate this offering:

          (1) Current Report on Form 8-K/A filed on January 30, 2004, and Current Reports on Form 8-K filed on February 4, 2004 and furnished on March 15, 2004;

          (2) Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 12, 2004;

          (3) Definitive Proxy Statement for the year ended December 31, 2002, filed on April 8, 2003; and

          (4) Definitive Proxy Statement for the special meeting of stockholders held on November 28, 2003, filed on October 31, 2003.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

     Golden Telecom, Inc.
     4400 MacArthur Boulevard, Suite 200
     Washington, D.C. 20007
     Attention: Julia Marx
     Telephone: (202) 332-5997

     You should rely on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement (together with all amendments and exhibits thereto, the "registration statement") under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus does not include all the information set forth in the registration statement, and you should refer to the registration statement for further information with respect to our Company.

     We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file periodic reports, proxy and information statements, and other information with the SEC. The registration statement and all of these reports, proxy and information statements, and other information filed by us with the SEC may be inspected and copied at the Public Reference Room maintained at the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials may be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants, such as Golden Telecom, Inc. that file electronically with the SEC. In addition, Golden Telecom, Inc. provides public access to its annual report on Form 10-K, proxy statements, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports filed with the SEC under the 1934 Act. These documents may be accessed free of charge on Golden Telecom, Inc.'s Internet site at the following address: www.goldentelecom.com. The information on our Internet site is not part of this prospectus. These documents are provided as soon as is practicable after filing with the SEC, although not generally on the same day. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, upon written or oral request directed to Golden Telecom, Inc., 4400 MacArthur

Boulevard, Suite 200, Washington, D.C. 20007, Attention: Julia Marx, Telephone:
(202) 332-5997, at no cost to the requester.

                               BUSINESS OVERVIEW

     We are a leading facilities-based provider of integrated telecommunications and Internet services to businesses and other high-usage customers and telecommunications operators in 165 combined access points in Moscow, Kiev, St. Petersburg, Nizhny Novgorod, Krasnoyarsk and other major population centers throughout Russia and other countries of the Commonwealth of Independent States ("CIS").

     We organize our operations into the four business groups, as follows:

     - Business and Corporate Services. Using our fiber optic and satellite-based networks in and between major metropolitan areas of Russia, Ukraine and other countries of the CIS, we provide business and corporate services including voice and data services to corporate clients across all geographical markets and all industry segments, other than telecommunications operators;

     - Carrier and Operator Services. Using our fiber optic and satellite-based networks in and between major metropolitan areas of Russia, Ukraine and other countries of the CIS, we provide a range of carrier and operator services including voice and data services to foreign and Russian telecommunications and mobile operators;

     - Consumer Internet Services. Using our fiber optic and satellite-based networks, we provide dial-up Internet access to the consumer market and web content offered through a family of Internet portals throughout Russia, Ukraine, and Kazakhstan; and

     - Mobile Services. Using our mobile networks in Kiev and Odessa, Ukraine, we provide mobile services with value-added features, such as voicemail, roaming and messaging services on a subscription and prepaid basis.

     We intend to offer all of our integrated telecommunication services under the Golden Telecom brand although due to the recent acquisition of OAO Comincom ("Comincom"), some services still carry the Combellga brand. Our dial-up Internet services are distributed under the ROL brand in Russia and Kazakhstan and under the Svit-On-Line brand in Ukraine.

     Additionally, we hold a minority interest in MCT Corp. ("MCT"), which in turn has ownership interests in 15 mobile operations located throughout Russia and in Uzbekistan and Tajikistan. We treat our ownership interest in MCT as an equity method investment and are not actively involved in the day-to-day management of its operations. In August 2003, MCT concluded a binding agreement with OJSC Mobile TeleSystems ("MTS") on the sale of five of its cellular operators. MTS acquired these five cellular operators from MCT for approximately $70.0 million and assumed certain guarantees as part of the transaction.

     We believe that we are well positioned to maintain and consolidate our strong presence in the Russian and CIS telecommunications markets for the following reasons:

     - our early market entry and local market experience;

     - our focus on service, quality and reliability;

     - our strong infrastructure position in Moscow, Kiev, St. Petersburg, Nizhny Novgorod and Krasnoyarsk;

     - our extensive customer base;

     - our extensive range of integrated voice, data and Internet data telecommunications services;

     - our influential shareholder base; and

     - our strong balance sheet position.

     In September 2002, we purchased the 50% of EDN Sovintel ("Sovintel") that we did not own from OAO Rostelecom ("Rostelecom"), the Russian national long distance carrier. As a result of this purchase, we now own 100% of Sovintel. In April 2003, we merged the operations of TeleRoss, our wholly-owned subsidiary, into Sovintel.

     In August 2003, we acquired 100% of OOO Sibchallenge Telecom
("Sibchallenge"), the leading alternative wireline operator in Krasnoyarsk, Russia. Sibchallenge owns 100% of the ownership interests in ZAO Tel, an Internet service provider, also based in Krasnoyarsk.

     In December 2003, we acquired 100% of the shares of Comincom, and its wholly-owned subsidiary, OAO Combellga, from Nye Telenor East Invest AS ("Telenor"). As part of this transaction, we issued shares to Telenor representing 19.5% of our shares outstanding after the acquisition.

     Our principal executive offices are located at Representation Office, Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, Moscow, Russia, 115114 and our telephone number is (011-7)501-797-9300.

     Our common stock is traded on the Nasdaq National Market under the symbol "GLDN".

     You should consider all the information contained in the captions "Risk Factors" on page 5 of this prospectus before making an investment in our common stock. In particular, you should consider the factors described under "Factors that may adversely affect future results" in our 2003 Annual Report on Form 10-K, which is incorporated herein by reference.

                                  THE OFFERING

Shares offered by the Selling
Stockholders..................   3,839,823 shares of common stock.

Shares outstanding as of
December 31, 2003.............   35,948,094 shares of common stock. This number
                                 of shares does not include shares of common stock that may be issued upon the exercise of employee stock options.

Price.........................   $      per share of common stock.

Use of proceeds...............   We will not receive any proceeds from the sale
                                 of shares of common stock.

     The following table sets forth certain information, as of December 31, 2003, regarding ownership of our shares of common stock before this offering and pro-forma after this offering.

                                                               PERCENTAGE BENEFICIAL
                                                                  OWNERSHIP OF OUR
                                                                    COMMON STOCK
                                                              ------------------------
                                                                 AS OF
                                                              DECEMBER 31,   AFTER THE
NAME OF BENEFICIAL OWNER                                          2003       OFFERING
------------------------                                      ------------   ---------
Alfa Telecom Limited........................................     29.85         29.85
Telenor.....................................................     20.39         20.39
Rostelecom..................................................     11.19         11.19
EBRD........................................................      8.36          4.18
Capital.....................................................      6.03          3.01
Barings.....................................................      6.99          3.49
Free float..................................................     17.20         27.89
                                                                 -----         -----
                                                                 100.0%        100.0%

No Lock-Up....................   Under the Underwriting Agreement among the
                                 underwriter, the Selling Stockholders and us, neither we, the Selling Stockholders nor our officers or directors are subject to any restrictions on the sale or other disposition of any of shares of common stock they hold after the offering. See
                                 "Plan of Distribution".

Shareholders' Agreement.......   We are party to a shareholders' agreement with
                                 the Selling Stockholders, other than the EBRD, and certain other of our major shareholders.
                                 The shareholders' agreement governs certain aspects of the relationship of the Selling
                                 Stockholders, other than the EBRD, with us, including the right of the Selling
                                 Stockholders, other than the EBRD, to nominate directors and the acquisition, disposition and voting of shares of common stock beneficially owned by the Selling Stockholders that are party to that agreement.

Standstill Agreement..........   We are party to a standstill agreement with the
                                 Selling Stockholders, other than the EBRD, and certain other of our major stockholders.
                                 Generally, the Standstill Agreement provides that three of our major stockholders, Alfa
                                 Telecom Limited, Telenor and Rostelecom may not acquire over 49.99%, 40.00% and 35.00%, respectively, of our outstanding shares of common stock on a fully-diluted basis. Similar
                                 "standstill" provisions are applicable to
                                 Capital and Barings whereby neither of these entities' shareholdings may exceed 20% of our outstanding shares of common stock. The standstill agreement grants the stockholders party to that agreement pre-emptive rights if we issue any equity, with limited exceptions.
                                 The standstill agreement expires on June 1, 2005 or earlier if certain events occur.

Risk Factors..................   Prospective purchasers of shares of common
                                 stock should consider carefully the matters set forth under the caption "Risk Factors" on page
                                 5 of this prospectus and "Factors that may adversely affect future results" in our 2003
                                 Annual Report on Form 10-K.

Trading.......................   Our common stock is traded on the Nasdaq
                                 National Market under the symbol "GLDN".

                                  RISK FACTORS

     You should carefully consider the following risk factors and the additional risk factors set forth in our 2003 Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission relating to us, as well as other information contained in this prospectus and in documents we incorporate by reference before deciding to invest in shares of our common stock. Our business, financial condition or results of operations have been, and could be, materially adversely affected by the risks faced by us described below and elsewhere in this prospectus and the documents we incorporate by reference. If any of such risks actually occur the trading price of our common stock could decline, and you could lose all or part of your investment.

     This prospectus and the documents that we incorporate by reference also contain forward looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and the documents we incorporate by reference.

FACTORS THAT MAY ADVERSELY AFFECT FUTURE RESULTS

  OUR SHARE PRICE HAS BEEN AND MAY CONTINUE TO BE HIGHLY VOLATILE

     The price of our shares has been subject to significant volatility since our initial public offering in 1999. In addition, a number of particular factors may adversely affect the market price of our shares or cause the market price to fluctuate and decline materially. These factors, which are described in greater detail in our 2003 Annual Report on Form 10-K, include:

     - issues concerning the perceived risks of investing in Russia and the CIS, including significant ownership of our shares by a company that is part of a large Russia-based financial and industrial concern;

     - the limited number of our shares available for trading in public markets;

     - the potential sale of large blocks of our shares by our management or large shareholders;

     - mergers and strategic alliances in the telecommunications industry; and

     - inconsistent or restrictive government regulation in the Russian and Ukrainian telecommunications industries.

     In recent years, the market for stock in technology, telecommunications and computer companies has been highly volatile. This is particularly true for companies with a relatively small capitalization, such as ours.

  LARGE BLOCKS OF OUR SHARES WILL BE AVAILABLE FOR RESALE FOLLOWING THIS OFFERING WHICH COULD HAVE A NEGATIVE IMPACT ON OUR SHARE PRICE

     The volume of our shares that trades daily on the Nasdaq National Market has traditionally been low. This relatively low liquidity has meant that relatively small trades of our shares have, at times, had significant effects on our share price. After this offering, there will be large blocks of shares available for resale. A sale of these shares, as well as the market's anticipation of such a sale, could have a negative impact on our share price.

                           FORWARD LOOKING STATEMENTS

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     Some of the statements contained in this prospectus and other parts of this document, including, without limitation, our intention to offer all of our services under the Golden Telecom brand and our expectation that we will continue to pay dividends are forward-looking and concern our projected operations, economic performance and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. It is important to note that such statements involve risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Among the key factors that have a direct bearing on our results of operations, economic performance and financial condition are the commercial and execution risks associated with implementing our business plan, the political, economic and legal environment in the markets in which we operate, increasing competitiveness in the telecommunications and Internet-related businesses that may limit growth opportunities, and downward price pressures on some of the services that we offer. These and other factors are discussed in this prospectus. Additional information concerning factors that could cause results to differ materially from those in the forward looking statements are contained in our filings with the SEC and especially in the Risk Factors sections therein, including, but not limited to, the Company's annual report on Form 10-K for the year ended December 31, 2003.

     In addition, any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "estimated," "intends," "plans," "projection" and "outlook") are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Any such statements are qualified in their entirety by reference to, and are accompanied by, the factors discussed throughout this Prospectus and investors therefore should not place undue reliance on any such forward-looking statements.

     Further, any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors may emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the Company's business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements.

                                DIVIDEND POLICY

     In February 2004, our Board of Directors declared a cash dividend of $0.20 per common share to stockholders of record as of March 18, 2004. The total amount payable to stockholders is approximately $7.2 million. We believe that we have reached a level of operating profitability that allows for capital expenditures on expansion and maintenance to be financed entirely from operational cash flows, and therefore we expect that a dividend will continue to be paid in the future.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholders in this offering. All proceeds from the sale of the common stock sold in the offering will be for the account of the Selling Stockholders.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information regarding ownership of our shares of common stock and rights to acquire our shares of common stock by each of the Selling Stockholders under this prospectus. For the purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which that person or group of persons has the right to acquire within 60 days after such date, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

     The percentage of ownership for each beneficial owner is based upon 35,948,094 shares of common stock issued and outstanding as of December 31, 2003. The column showing ownership after completion of the offering assumes that the Selling Stockholders will sell all of the securities offered pursuant to this prospectus. The Selling Stockholders listed in the table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares of common stock since the date on which the information in the table is presented. Information about the Selling Stockholders may change over time. Any change in this information will be set forth in prospectus supplements, if required.

     The Selling Stockholders will receive all of the net proceeds from the sales of the shares of common stock and will pay all underwriting discounts and selling commissions together with certain fees and expenses of the underwriter's counsel.

     Each of the Selling Stockholders, other than EBRD, has nominees appointed to our board of directors.

                                                                      SHARES OF
                                               SHARE OF COMMON          COMMON          SHARE OF COMMON
                                             STOCK BENEFICIALLY      STOCK BEING      STOCK BENEFICIALLY
                                             OWNED PRIOR TO THE     OFFERED IN THE      OWNED AFTER THE
                                                  OFFERING             OFFERING            OFFERING
                                             -------------------   ----------------   -------------------
                                             NUMBER OF                NUMBER OF       NUMBER OF
NAME OF BENEFICIAL OWNER                      SHARES     PERCENT        SHARES         SHARES     PERCENT
------------------------                     ---------   -------   ----------------   ---------   -------
European Bank for Reconstruction and
  Development..............................  3,003,564     8.36       1,501,782       1,501,782     4.18
  One Exchange Square
  London EC2A 2JN
Capital International Global Emerging
  Markets Private Equity Fund L.P. ........  2,166,405     6.03       1,083,203       1,083,202     3.01
  c/o Capital International Inc.
  11100 Santa Monica Boulevard
  Los Angeles, CA 90025
Cavendish Nominees Limited.................  1,803,212     5.02         901,606         901,606     2.51
  c/o International Private Equity Services
  13-15 Victoria Road
  P.O. Box 431
  St. Peter Port
  Guernsey, Channel Islands, GY13ZD
First NIS Regional Fund SICAV..............    706,463     1.97         353,232         353,231     0.98
  c/o Bank of Bermuda (Luxembourg) S.A.
  13, rue Goethe
  B.P. 413
  L-2014 Luxembourg
                                             ---------    -----       ---------       ---------    -----
                                             7,679,644    21.38       3,839,823       3,839,821    10.68

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

     The following summary of the rights, privileges, restrictions and conditions of each of the classes of shares we have issued does not purport to be complete and is subject to the detailed provisions of, and qualified in its entirety by reference to, our Certificate of Incorporation and By-laws, and to the applicable provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL.

OUR COMMON STOCK

     As of December 31, 2003, we have issued and outstanding 35,948,094 shares of common stock, par value $0.01 per share. Shareholders are entitled to one vote for each share held of record on all matters upon which shareholders have the right to vote. There are no cumulative voting rights. All shares of common stock offered by the Selling Stockholders are validly issued, fully paid and non-assessable. Stockholders are entitled to such dividends as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. Upon dissolution, stockholders are entitled to share pro rata in our assets remaining after payment in full of all of our liabilities and obligations, including payment of the liquidation preference, if any, of any preferred stock then outstanding.

     As of December 31, 2003, we have 904,272 options outstanding that were granted under our stock option plan and 831,808 options remain available for grant under that plan.

OUR PREFERRED STOCK

     Our board of directors has the power to issue 10,000,000 shares of $0.01 par value preferred stock. There are no issued and outstanding shares of preferred stock, and no preferred stock is being offered pursuant to this prospectus.

     Our board of directors may authorize the issuance of one or more series of preferred stock having rights, including voting, conversion and redemption rights, and preferences, including dividend and liquidation preferences, that our board of directors may determine, without further action by our stockholders.

     The issuance of preferred stock by our board of directors could adversely affect the rights of the holders of common stock. For example, our Board of Directors could cause to be issued a series of preferred stock would have preferences over the common stock with respect to dividends and liquidation and that could, upon conversion or otherwise, have all the rights appurtenant to the common stock.

                              PLAN OF DISTRIBUTION

     Pursuant to an agreement dated           , 2004 among us, the Selling
Stockholders and UBS Limited, the Selling Stockholders have agreed to sell and UBS Limited has agreed, subject to certain conditions, to purchase from the
Selling Stockholders on           , 2004 or such other date as may be agreed to
by the Selling Stockholders and UBS Limited, but in any event not later than
          , 2004, the shares of common stock at a price of $     per share,
payable in cash to the Selling Stockholders against delivery by the Selling Stockholders of such shares of common stock.

     All of the shares of common stock in the offering will be underwritten by UBS Limited. The obligations of the underwriter under the underwriting agreement may be terminated at their discretion on the basis of their assessment of the state of the financial markets and may also be terminated upon the occurrence of certain stated events. In consideration of their services in connection with the offering, the Selling Stockholders have agreed to pay UBS Limited aggregate
discounts and commissions of   % of the gross proceeds of the offering. The
following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the Selling Stockholders:

PAID BY THE SELLING STOCKHOLDERS                              AMOUNT
--------------------------------                              ------
Per share of common stock...................................   $
Total, at price per share of common stock...................   $

     The Selling Shareholders have agreed to reimburse the underwriter an aggregate of up to $300,000 for legal fees incurred in connection with the distribution of the securities being registered, and we will reimburse the underwriter up to $50,000 for certain other expenses. We are responsible for the other costs of the distribution.

ITEM                                                           AMOUNT
----                                                          --------
SEC Registration Fee........................................  $ 16,084
Accounting Fees and Expenses................................  $125,000
Legal Fees and Expenses.....................................  $200,000
Printing Expenses...........................................  $ 35,000
Miscellaneous...............................................  $ 40,000
                                                              --------
TOTAL.......................................................  $416,084
                                                              ========

The public offering price for shares of common stock is $     per share of
common stock. UBS Limited proposes to offer the shares of common stock initially at the offering price on the cover page of this prospectus. The shares of common stock to be sold in the offering will be offered in the United States by UBS Limited through US broker-dealer affiliates or agents. Subject to applicable law, UBS Limited may also offer the shares of common stock outside of the United States.

     Neither we, the Selling Stockholders, nor any of our officers or directors are subject to any contractual restrictions in the underwriting agreement on further sales or other dispositions of any of the shares of common stock they hold after the offering.

     Our shares of common stock are quoted on the Nasdaq National Market under the symbol "GLDN."

     We and the Selling Stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect thereof.

     Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. Pursuant to SEC regulations, the underwriter may not, throughout the period of distribution under this prospectus, bid for or purchase shares of our common stock. The foregoing restriction is subject to certain exceptions, provided such bid or purchase is not engaged in for the purpose of creating actual or apparent active trading in or raising the price of such securities. These exceptions include a bid or purchase permitted under the SEC rules relating to market stabilization and passive market making activities and a bid or purchase made to and on behalf of a customer where the order was not solicited during the period of distribution. Pursuant to the first of these exceptions, in connection with this offering, the underwriter may effect transactions which stabilize or maintain the market price of the shares of common stock at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be discontinued at any time.

     Subject to the foregoing, in order to facilitate this offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of securities than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of such securities while this offering is in progress. The underwriter also may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in this offering are reclaimed if shares of common stock previously distributed in this offering are repurchased in connection with stabilization transactions or otherwise. These activities by the underwriter may stabilize, maintain or otherwise affect the market price of the shares of common stock. As a result, the price of the shares of common stock may be higher than the price that might otherwise exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time. These transactions may be effected on the Nasdaq or otherwise.

     The underwriter

     - has not offered or sold and, prior to the expiry of a period of six months from the closing of the combined offering, will not offer or sell any shares of common stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995;

     - has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to our shares of common stock in, from or otherwise involving the United Kingdom; and

     - has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the sale of any of our shares of common stock in circumstances in which Section 21(1) of the FSMA does not apply to us.

     The underwriter may not offer or sell or otherwise transfer any shares of common stock as part of its initial distribution to or for the benefit of any person (including legal entities) that are resident, incorporated, established or having their usual residence in the Russian Federation or to any person located within the territory of the Russian Federation except in compliance with Russian law.

     The shares of common stock may only be offered or sold in the Netherlands, as part of their initial distribution or as part of any re-offering, and this prospectus may only be distributed and circulated, in the Netherlands, to individuals or legal entities who or which trade in securities in the conduct of a business or profession (which includes banks, securities firms, insurance companies, pension funds, investment institutions, central governments, large international and supranational institutions and other parties, including treasury departments of commercial enterprises, which are regularly active in the financial markets in a professional manner).

                                 LEGAL MATTERS

     Certain legal matters relating to this offering have been passed upon on our behalf by Chadbourne & Parke, Chadbourne & Parke LLP and Jeffrey A. Riddell, General Counsel of the Company, and on behalf of UBS Limited by Skadden, Arps, Slate, Meagher & Flom (UK) LLP. As of the date hereof, the attorney's working on this offering, as a group, of each of the foregoing firms, owned, beneficially or as of record, less than $50,000 of our outstanding shares of common stock.

                                    EXPERTS

     The consolidated financial statements and schedule of Golden Telecom, Inc. appearing in Golden Telecom, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young (CIS) Limited, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements of EDN Sovintel LLC appearing in Golden Telecom, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young (CIS) Limited, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements of OAO Comincom and OAO Combellga appearing in the Proxy Statement for Special Meeting of Shareholders of Golden Telecom, Inc. dated October 31, 2003, which has been filed with the Securities and Exchange Commission have been audited by ZAO PricewaterhouseCoopers Audit, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses expected to be incurred in connection with the distribution of the securities being registered for which we will incur:

ITEM                                                           AMOUNT
----                                                          --------
SEC Registration Fee........................................  $ 16,084
Accounting Fees and Expenses................................  $125,000
Legal Fees and Expenses.....................................  $200,000
Printing Expenses...........................................  $ 35,000
Miscellaneous...............................................  $ 40,000
                                                              --------
  TOTAL.....................................................  $416,084
                                                              ========

     Reference is made to "Plan of Distribution" for the description of the expenses to be incurred by the Selling Stockholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation). A corporation may indemnify such person if he is or was a director, officer, employee or agent of the corporation. A corporation may also indemnify such person if he is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, venture, trust or other enterprise. Such person may recover the following from the corporation:

     - expenses, including attorneys' fees;

     - judgments;

     - fines; and

     - amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     A Delaware corporation may indemnify any person in connection with a proceeding by or in the right of the corporation to procure judgment in its favor against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that indemnification shall not be made in respect thereof if such person shall have been adjudged to be liable to the corporation unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that despite such adjudication such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     A Delaware corporation may pay for the expenses, including attorneys' fees, incurred by a director or officer in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Under the DGCL, to the extent that a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director, officer, employee or agent of Golden Telecom or is or was serving at the request of Golden Telecom as a director, officer, employee or agent of another corporation, partnership, venture, trust or other enterprise, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (4) for any transaction from which the director derived an improper personal benefit.

     The By-laws further provide that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL.

     The DGCL permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

     Our directors and officers are covered under directors' and officers' liability insurance policies that we maintain.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to members of the board of directors, officers, employees or persons controlling the Company pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     a) Exhibits

DESIGNATION                           DESCRIPTION
-----------                           -----------
   1.1*       Form of Underwriting Agreement
   4.1**      Specimen certificate representing shares of common stock
   4.2**      Amended and Restated Certificate of Incorporation of Golden
              Telecom, Inc.
   5*         Opinion of Golden Telecom, Inc. General Counsel
  23.1*       Consent of Ernst & Young (CIS) Limited, Independent Auditors
              (Golden Telecom, Inc.).
  23.2*       Consent of Ernst & Young (CIS) Limited, Independent Auditors
              (EDN Sovintel LLC)
  23.3*       Consent of ZAO PricewaterhouseCoopers Audit, Independent
              Auditors (OAO Comincom and its subsidiaries)
  23.4*       Consent of the General Counsel of Golden Telecom, Inc.
  24          Powers of Attorney (included on signature page)

---------------

 * Filed herewith.

** Incorporated by reference to the correspondingly numbered Exhibit to the Company's Registration Statement on Form S-1 dated July 14, 1999 and amendments (Commission File No. 333-82791).

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Commission by the registrant under
        Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2. For the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchanges Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moscow, Russian Federation, on this 23rd day of March 2004.

                                          GOLDEN TELECOM, INC.

                                          By:       /s/ DAVID STEWART
                                            ------------------------------------
                                              Name: David Stewart
                                            Title:   Chief Financial Officer and
                                                     Treasurer
                                                (Principal Financial Officer)

                                          By:     /s/ MICHAEL D. WILSON
                                            ------------------------------------
                                              Name: Michael D. Wilson
                                            Title:   Corporate Controller
                                                (Principal Accounting Officer)

     We, the undersigned officers and directors of Golden Telecom, Inc. hereby severally constitute and appoint, Jeffrey A. Riddell, and David Stewart and each of them singly, as his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments, and supplements to this Registration Statement on Form S-3 and all amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith and in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, to sign and file any abbreviated registration statements and any and all amendments thereto, in each case, with our names and on our behalf in our capacities as officers and directors to enable Golden Telecom, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement on Form S-3 and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities, and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

             /s/ ALEXANDER VINOGRADOV                President, Chief Executive Officer   March 22, 2004
 ------------------------------------------------    and Director (Principal Executive
               Alexander Vinogradov                               Officer)


                  /s/ PETER AVEN                     Chairman of the Board of Directors   March 22, 2004
 ------------------------------------------------
                    Peter Aven


              /s/ VLADIMIR ANDROSIK                               Director                March 22, 2004
 ------------------------------------------------
                Vladimir Androsik


                /s/ MICHAEL CALVEY                                Director                March 22, 2004
 ------------------------------------------------
                  Michael Calvey

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                /s/ ASHLEY DUNSTER                                Director                March 22, 2004
 ------------------------------------------------
                  Ashley Dunster


                 /s/ DAVID HERMAN                                 Director                March 22, 2004
 ------------------------------------------------
                   David Herman


             /s/ KJELL MORTEN JOHNSEN                             Director                March 22, 2004
 ------------------------------------------------
               Kjell Morten Johnsen


                /s/ ANDREI KOSOGOV                                Director                March 22, 2004
 ------------------------------------------------
                  Andrei Kosogov


                /s/ MICHAEL NORTH                                 Director                March 22, 2004
 ------------------------------------------------
                  Michael North


             /s/ JAN EDVARD THYGESEN                              Director                March 22, 2004
 ------------------------------------------------
               Jan Edvard Thygesen

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
-------                      ----------------------
 1.1*     Form of Underwriting Agreement
 4.1**    Specimen certificate representing shares of common stock
 4.2**    Amended and Restated Certificate of Incorporation of Golden
          Telecom, Inc.
 5*       Opinion of Golden Telecom, Inc. General Counsel
23.1*     Consent of Ernst & Young (CIS) Limited, Independent Auditors
          (Golden Telecom, Inc.).
23.2*     Consent of Ernst & Young (CIS) Limited, Independent Auditors
          (EDN Sovintel LLC)
23.3*     Consent of ZAO PricewaterhouseCoopers Audit, Independent
          Auditors (OAO Comincom and its subsidiaries)
23.4*     Consent of the General Counsel of Golden Telecom, Inc.
24        Powers of Attorney (included on signature page)

---------------

 * Filed herewith

** Incorporated by reference to the corresponding numbered exhibit to the Company's Registration Statement on Form S-1 dated July 14, 1999 and amendments (Commission File No. 333-82791).